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                                                                     Exhibit 23


           [Letterhead of Haggai Wallenstein, Dov & Co. C.P.A. (Isr.)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Sheraton Moriah (Israel) Ltd. (formerly Moriah Hotels Ltd.), we hereby consent to the incorporation of our report on that company's 1998 financial statements, included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-61895, and No. 333-55970.


                                              /s/ Haggai Wallenstein, Dov & Co.
                                                HAGGAI WALLENSTEIN, DOV & CO.
                                             Certified Public Accountants (Isr.)

Ramat-Gan, Israel

March 26, 2001